CONSENT LETTER

To     Huami Corporation

Building H8, No. 2800, Chuangxin Road

Hefei, 230088

People’s Republic of China

April 27, 2018

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 4. Information on the Company—C. Organizational Structure” in Huami Corporation’s Annual Report on Form 20-F for the year ended December 31, 2017 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2018. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Zhong Lun Law Firm

Zhong Lun Law Firm

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